U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2013

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2013, Greatbatch Ltd. (the “Borrower”) entered into a second amended and restated credit agreement with the financial institutions identified therein as lenders and Manufacturers and Traders Trust Company (“M&T”), as administrative agent (the “2013 Credit Agreement”). The 2013 Credit Agreement is guaranteed by Greatbatch, Inc. (“Greatbatch”), the Borrower’s parent, the Borrower’s U.S. subsidiaries and those foreign subsidiaries of the Borrower as may be designated by the Borrower from time to time or as are required under the 2013 Credit Agreement. The 2013 Credit Agreement replaces the $400 million amended and restated credit agreement, dated as of June 24, 2011, by and among the Borrower, the lenders party thereto and M&T, as administrative agent.

The 2013 Credit Agreement provides for a new $300,000,000 secured revolving credit facility, including a $15,000,000 letter of credit subfacility and a $15,000,000 swingline subfacility, and a new $200,000,000 secured term loan facility. The revolving credit facility under the 2013 Credit Agreement has a maturity date of September 20, 2018; provided, however, that the Borrower has the option to extend the maturity date by one year subject to certain conditions. The term loan facility under the 2013 Credit Agreement was fully drawn in a single advance on September 20, 2013 and will amortize commencing on the last business day of the first full fiscal quarter after the closing date based on 5% annual reductions in years one and two, a 7.5% annual reduction in year three, and 10% annual reductions in each of years four, five and six , with the balance payable on the maturity date of September 20, 2019. Additionally, the Borrower may increase the credit facilities up to four times during the term of the 2013 Credit Agreement by amounts aggregating (for all such times combined) up to $200,000,000, subject to commitment by the applicable lenders and certain other conditions.

Both the term loans and revolving loans (other than loans under the swingline subfacility) under the 2013 Credit Agreement will bear interest at the Borrower’s option at either: (i) a rate per annum equal to (a) the highest of (I) M&T’s designated prime rate in effect from time to time, (II) the federal funds effective rate in effect from time to time plus 0.5%, or (III) the one month London interbank offered rate (“LIBOR”) as in effect on the first Eurodollar business day of the then current month plus 2% (the highest such rate being the “Base Rate”) plus (b) the applicable margin for such loans (the “Base Rate Margin”), which ranges between 0.000% and 0.750% based on the total leverage ratio (calculated as to Greatbatch, the Borrower and their subsidiaries, on a consolidated basis), or (ii) a rate per annum equal to (a) reserve adjusted LIBOR for a period of one, two, three, six or (if available) twelve months, as elected by the Borrower, plus (b) the applicable margin for such loans, which ranges between 1.375% and 2.750% based on the total leverage ratio. Loans under the swingline subfacility will bear interest at a rate per annum equal to the Base Rate plus the Base Rate Margin. During the term of the 2013 Credit Agreement the Borrower will pay certain fees, including a commitment fee, quarterly in arrears, which varies between a rate per annum equal to 0.175% and 0.250% depending on the total leverage ratio, and is based upon the unused portion of the revolving loan commitments, as calculated pursuant to the 2013 Credit Agreement.

The 2013 Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others and subject to the conditions provided therein, limitations with respect to the incurrence of indebtedness, the incurrence of liens and granting of licenses, the making investments, loans and acquisitions, the making of restricted payments, the entry into sale-leasebacks, the engaging in transactions with affiliates, the participation in mergers and the making of sales and other asset dispositions.

Subject to the satisfaction of certain specified restricted use conditions, the 2013 Credit Agreement permits the Borrower and certain of its or Greatbatch’s subsidiaries to:

1.	Engage in permitted acquisitions in the aggregate not to exceed $250,000,000;

2.	Make other investments in the aggregate not to exceed $100,000,000 (excluding operating expenses that are written off in the ordinary course of business);

3.	Make investments in foreign subsidiaries not to exceed $20,000,000 in the aggregate; and

4.	Make stock repurchases and declare dividends not to exceed $150,000,000 in the aggregate.

At any time that the total leverage ratio for the two most recently ended fiscal quarters is less than 2.75 to 1.0, the Borrower may make an election to reset each of the amounts specified in items (1) through (4) above to the full amount available as of the closing date.

In addition, the 2013 Credit Agreement requires that Greatbatch, the Borrower and their subsidiaries, on a consolidated basis, maintain a ratio of adjusted EBITDA to interest expense calculated as of the last day of any fiscal quarter for the four preceding fiscal quarters of at least 3.00 to 1.00, and a total leverage ratio calculated as of the last day of any fiscal quarter on a trailing four-quarter basis of not greater than 4.50 to 1.00 from September 20, 2013 through January 1, 2016 and not greater than 4.25 to 1.00 from January 2, 2016 and thereafter.

The 2013 Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the administrative agent, if directed by a majority of the lenders, is required to declare the outstanding advances and all other obligations under the 2013 Credit Agreement immediately due and payable.

The 2013 Credit Agreement and certain related obligations are secured by a security interest in all or substantially all of the non-real estate assets of Greatbatch, the Borrower and certain of their U.S. subsidiaries, subject to certain exclusions.

The description of the 2013 Credit Agreement contained herein is qualified in its entirety by reference to the 2013 Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Second Amended and Restated Credit Agreement, dated as of September 20, 2013, by and among Greatbatch Ltd., the financial institutions identified therein as lenders and Manufacturers and Traders Trust Company, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 23, 2013	GREATBATCH, INC.

	By	/s/ Thomas J. Mazza
Thomas J. Mazza
Vice President & Corporate Controller
(Principal Accounting Officer)

EXHIBIT NUMBER	DESCRIPTION

10.1	Second Amended and Restated Credit Agreement, dated as of September 20, 2013, by and among Greatbatch Ltd., the financial institutions identified therein as lenders and Manufacturers and Traders Trust Company, as the administrative agent.